                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                         TEAM COMMUNICATIONS GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                   CALIFORNIA

         (State or Other Jurisdiction of Incorporation or Organization)

                                   95-5419215
                      (I.R.S. Employer Identification No.)

                       12300 Wilshire Boulevard, Suite 400
                          Los Angeles, California 90025

               (Address of Principal Executive Offices) (Zip Code)

                         TEAM COMMUNICATIONS GROUP, INC.
           1999 STOCK OPTION, DEFERRED STOCK AND RESTRICTED STOCK PLAN

                            (Full Title of the Plan)

        Drew S. Levin, Chairman of the Board and Chief Executive Officer
                        TEAM COMMUNICATIONS GROUP, INC.

                       12300 Wilshire Boulevard, Suite 400
                          Los Angeles, California 90025

                     (Name and Address of Agent for Service)

                                 (310) 442-3500

          (Telephone Number, Including Area Code, of Agent for Service)

                                  -------------

                                   Copies To:
                               Bruce P. Vann, Esq.

                          Kelly Lytton Mintz & Vann LLP
                      1900 Avenue of The Stars, Suite 1450

                          Los Angeles, California 90067
                                 (310) 277-5333


-----------------------------------------------------------------------------------------
                                                   PROPOSED                PROPOSED
     TITLE OF                                       MAXIMUM                 MAXIMUM
 SECURITIES TO BE         AMOUNT TO BE           OFFERING PRICE            AMOUNT OF
   REGISTERED              REGISTERED              PER SHARE          REGISTRATION FEE(1)
-----------------------------------------------------------------------------------------
Common Stock              1,100,000                  $5.91                $1807.28
-----------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, and based upon the average of the high and low prices of the Common Stock on the NASDAQ SmallCap Market on October 14, 1999.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS



ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below have been filed by the Registrant with the Securities and Exchange Commission and are incorporated by referenced into this Registration Statement.

         (a) Registrant's Registration Statement on Form SB-2, as amended, File No. 333-83217; and

         (b) Pages 37-41 from Registrant's Amendment No. 1 to Registration Statement on Form SB-2, File No. 333-83217, containing the discussion set forth under the caption "Description of Securities."

         All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock offered hereby will be passed upon for the Registrant by the law firm of Kelly Lytton Mintz & Vann LLP. Bruce P. Vann, Esq., a partner at Kelly Lytton Mintz & Vann LLP owns 4,273 shares of Common Stock and an option to purchase 10,000 shares of Common Stock at $1.00 per share.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Directors and officers of the Registrant are presently entitled to indemnification as expressly authorized under Section 317 of the California General Corporation Law ("Section 317") and the Bylaws of the Registrant (which generally authorize the Registrant to indemnify its agents where such indemnification is authorized by Section 317) . Section 317 provides a detailed statutory framework covering indemnification of any agent of a corporation who is threatened to be made a party to any legal proceeding by reason of his or her actions on behalf of the corporation.

         Article IV of the Registrant's Amended and Restated Articles of Incorporation state that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under California law.
Article V of the Registrant's Amended and Restated Articles of Incorporation provides that the Registrant is authorized to indemnify the directors and officers to the fullest extent permissible under California law.

         The Registrant has entered into indemnification agreements with each of the directors that attempt to provide the maximum indemnification allowed under the California law. The indemnification agreements make mandatory indemnification which is permitted by California law in situations in which the indemnitee would otherwise be entitled to indemnification only if the Board of Directors, the shareholders, independent legal counsel retained by the Registrant or a court in which an action was or is pending made a discretionary determination in a specific case to award such indemnification. However, in part because the California law was only recently enacted, the extent to which the indemnification permitted by the California law may be expanded by indemnification agreements is unsettled and has yet to be the subject of any judicial interpretation.

         The Registrant carries directors' and officers' liability insurance covering its directors and officers against liability asserted against or incurred by the person arising out of his or her capacity as an officer or director, including any liability for violations of the Securities Act of 1933 or the Securities Exchange Act of 1934, subject to some exclusions and coverage limitations.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         4.1 Team Communications Group, Inc., 1999 Stock Option, Deferred Stock and Restricted Stock Plan. (1)

         5.1 Opinion of Kelly Lytton Mintz & Vann LLP regarding validity of securities.

         23.1 Consent of Kelly Lytton Mintz & Vann LLP (included in Exhibit
5.1).

         23.2 Consent of Stonefield Josephson, Inc.

         24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

(1) Incorporated by reference to the Registrant's Definitive Proxy Statement on Form 14A dated May 28, 1999.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                          SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 19th day of October 1999.



                                          Team Communications Group, Inc.


                                          By:    /s/ DREW S. LEVIN
                                                 -----------------------------
                                          Name:  Drew S. Levin
                                          Title: Chairman of the Board and
                                                 and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Drew
S. Levin and Jonathan D. Shapiro, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


            SIGNATURE                              CAPACITY                          DATE
            ---------                              --------                          ----
/s/ DREW LEVIN                               Chairman of the Board,             October 19, 1999
---------------------------------            Chief Executive Officer
DREW LEVIN                                   and Director


/s/ JONATHAN D. SHAPIRO                      President and Director             October 19, 1999
---------------------------------
JONATHAN D. SHAPIRO


/s/ TIMOTHY A. HILL                          Senior Vice President,             October 19, 1999
---------------------------------            Chief Financial Officer
TIMOTHY A. HILL                              and Secretary

/s/ STUART GRUCA                             Controller                         October 19,1999
---------------------------------
STUART GRUCA


                                             Director                           October   ,1999
---------------------------------
MICHAEL JAY SOLOMON


/s/ W. RUSSELL BARRY                         Director                           October 19, 1999
---------------------------------
W. RUSSELL BARRY




                                  EXHIBIT INDEX


EXHIBIT NO.       EXHIBIT DESCRIPTION
    4.1           Team Communications Group, Inc., 1999 Stock Option, Deferred
                  Stock and Restricted Stock Plan. (1)

    5.1 Opinion of Kelly Lytton Mintz & Vann LLP regarding validity of securities.

    23.1          Consent of Kelly Lytton Mintz & Vann LLP (included in Exhibit
                  5.1).

    23.2          Consent of Stonefield Josephson, Inc.

    24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).


(1) Incorporated by reference to the Registrant's Definitive Proxy Statement on Form 14A dated May 28, 1999.